CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 30, 2007, to this Registration Statement on Form SB-2 of Sewell Ventures, Inc. for the registration of shares of its common stock. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

LBB & Associates Ltd., LLP

Houston, Texas

November 8, 2007